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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Information" and to the use of our report dated January 31, 1997, in Post-Effective Amendment No. 1 to the Registration Statement (Form SB-2, Nos. 333-9207 and 16539) and related Prospectus of Integrated Surgical Systems, Inc. for the registration of 2,058,750 shares of its common stock and warrants to purchase 152,500 shares of its common stock.


                                                               ERNST & YOUNG LLP

Sacramento, California

December 18, 1997